Exhibit 10.25

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                        WARRANT TO PURCHASE COMMON STOCK
                                       of
                               PHARMANETICS, INC.

                          VOID AFTER FEBRUARY 25, 2005

No. __

                  This Warrant is issued to ________________ ("Holder") by PHARMANETICS, INC., a North Carolina corporation (the "Company"), on February 25, 2000 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Series A Preferred Stock and Warrant Purchase Agreement dated as of February 24, 2000 (the "Purchase Agreement") by and between the Company and Holder.

                  1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to _________________ fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

                  2. Exercise Price. The purchase price per share for the Shares shall be $10.00, as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price").

                  3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date three months following the Warrant Issue Date and ending at 5:00 p.m. on February 25, 2005; provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that at least 50% of the voting power of the Company is transferred, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the Holder at least fifteen (15) business days prior to the consummation of such event or transaction.

                  4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                           (a) the surrender of the Warrant, together with a
duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

                           (b) the payment to the Company of an amount equal to
the aggregate Exercise Price for the number of Shares being purchased.

                  5. Net Exercise. In lieu of exercising this Warrant pursuant to Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                              Y (A - B)
                                              ---------
                                   X =            A

         Where:            X  =    The number of shares of Common Stock to be
                                   issued to the Holder pursuant to this net exercise;

                           Y  =    The number of Shares in respect of which the
                                   net issue election is  made;

                           A  =    The fair market value of one share of the
                                   Common Stock at the time the net issue
                                   election is made;

                           B = I The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National or SmallCap Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

                  6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty
(30) days.

                  7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

                  8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                           (a) Subdivisions, Combinations and Other Issuances.
If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                           (b) Reclassification, Reorganization and
Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                           (c) Issuances at Less Than Fair Market Value. Upon
the issuance or sale by the Company of:

                                    (4) Common Stock for a consideration per
                               share less than the Fair Market Value (as defined below) in effect immediately prior to the time of such issue or sale; or

                                    (5) any Stock Purchase Rights (as defined
                               below) where the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the Fair Market Value in effect immediately prior to the time of the issue or sale of such Stock Purchase Rights; or

                                    (6) any Convertible Securities where the
                               consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the

                               Fair Market Value in effect immediately prior to the time of the issue or sale of such Convertible Securities;

other than an issuance of Common Stock pursuant to Subsections 8(a), 8(b) or 8(d)(6) hereof (any such issuance shall be referred to hereinafter as a "Dilutive Issuance"), then forthwith upon such issue or sale, the Exercise Price shall be reduced to the Weighted Average Price (as defined below).

         The "Weighted Average Price" shall be determined by the following formula:

                                             EP(1) = EP *  N + C
                                                           -------
                                                           N + AS
         where:

                  EP(1) =    the Weighted Average Price;

                  EP    =    the former Exercise Price;

                  N     =    the number of shares of Common Stock outstanding
                             immediately prior to such issuance (or deemed issuance) assuming exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock;

                   C    =    the number of shares of Common Stock that the
                             aggregate consideration received or deemed to be received by the Company for the total number of additional securities so issued or deemed to be issued would purchase if the purchase price per share were equal to the Fair Market Value;

         AS  =    the number of shares of Common Stock so issued or deemed to be issued



Notwithstanding the foregoing, no Exercise Price shall at such time be reduced if such reduction would be an amount less than $.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more. Provided, further, that exercise of Stock Purchase Rights or conversion of Convertible Securities shall not be deemed a Dilutive Issuance.

                           (d) For purposes of this Section 8, the following
provisions will be applicable:

                               (6)  "Convertible Securities" shall mean
                                    evidences of indebtedness, shares of stock
                                    (including, without limitation, the Series A
                                    Preferred Stock) or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock.

                               (7)  "Stock Purchase Rights" shall mean any
                                    warrants, options or other rights to
                                    subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

                               (8) Convertible Securities and Stock Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

                               (9)  Determination of Consideration. The
                                    "consideration actually received" by the
                                    Company for the issuance, sale, grant or assumption of shares of Common Stock, irrespective of the accounting treatment of such consideration, shall be valued as follows:


                                    (A) Cash Payment. In the case of cash, the
net amount received by the Company after deduction of any accrued interest or dividends and before deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Company in connection with such issue or sale;

                                    (B) Noncash Payment. In the case of
consideration other than cash, the value of such consideration, which shall not include the value of any Convertible Securities being converted or exchanged, as determined by the Board of Directors in good faith, after deducting any accrued interest or dividends; and

                                    (C) Stock Purchase Rights and Convertible
Securities. The total consideration, if any, received by the Company as consideration for the issuance of the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends.

                               (10) Readjustment of Conversion Price. In the
                                    event of any change in (i) the
                                    consideration, if any, payable upon exercise of any Stock Purchase Rights or upon the conversion or exchange of any Convertible Securities or (ii) the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock, the applicable Conversion Price as computed upon the original issue thereof shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the applicable Conversion Price then in effect shall forthwith be increased to the Conversion Price that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this Subsection shall require any adjustment to the amount paid or number of shares of Common Stock received by any Warrant holder upon any exercise of the Warrant prior to the date upon which such readjustment to the Exercise Price shall occur.

                                    (6) Exclusions. Anything herein to the
contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of (i) the issuance or sale of options, or the shares of stock issuable upon exercise of such options, to purchase shares of Common Stock to directors, officers, employees or consultants of the Corporation pursuant to stock options or stock purchase plans or agreements, pursuant to plans or arrangements approved by the Board of Directors, (ii) the issuance of Common Stock upon conversion of the Series A Preferred Stock and (iii) the issuance of securities in connection with a bona fide business acquisition of or by the

Company, whether by merger, consolidation, sale of assets, sale of stock or otherwise. The issuances or sales described in the subsections 8(a) and (b) shall be ignored for purposes of calculating any adjustment to the Exercise Price.

                                    (7) Fair Market Value. For purposes of this
Section 8 "Fair Market Value" shall be equal to the lesser of: (a) the closing sale price of the Company's Common Stock on the effective date of issuance, or
(b) the average of the closing sale price of the Company's Common Stock or the 15 trading days prior to the effective date of issuance, both prices as reported on Nasdaq or such other principal exchange on which such Common Stock is then traded.

                                     (e) Notice of Adjustment. When any
adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

                  9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

                  10. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided any notices required under this Warrant or the Purchase Agreement.

                  11. Transfers of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer and, if so requested by the Company, an opinion of counsel to the effect that the transfer may be effected in accordance with applicable securities laws. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

                  12. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

                  13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

                  14. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery,
(ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

                  15. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

                  16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

                  17. Governing Law. This Warrant shall be governed by the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the Company caused this Warrant to be executed by an officer thereunto duly authorized.

                                             PHARMANETICS, INC.

                                             By:______________________________
                                             John P. Funkhouser, President and
                                             Chief Executive Officer

                               .NOTICE OF EXERCISE
                               --------------------

To:   Chief Executive Officer
      PharmaNetics, Inc.
      5301 Departure Drive
      Raleigh, NC  27616

         The undersigned hereby elects to [CHECK APPLICABLE SUBSECTION]:
_______  (a)       Purchase ______________ shares of Common Stock of
                  PharmaNetics, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

                  OR

_______   (b)     Exercise the attached Warrant for [all of the shares] [____ of the shares] [CROSS OUT INAPPLICABLE PHRASE] purchasable under the Warrant pursuant to the net exercise provisions of Section
                  5 of such Warrant.

                                           WARRANTHOLDER:


                                           By:_____________________________

                                           Name:___________________________

                                           Title:__________________________

                                           Address:________________________
                                                   ________________________

Date:_________________

Name in which shares should be registered:

____________________________